Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-290640) and (333-280243) and Form S-1 (No. 333-286530) of CaliberCos, Inc. and Subsidiaries (Collectively, the “Company”) of our report dated March 25, 2026 relating to the consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania
March 25, 2026